UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2020

IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 Rio Robles, San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

(408) 467-1900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On March 5, 2020, Immersion Corporation (the “Company”) entered into a letter agreement (the “Agreement”) with VIEX Capital Advisors, LLC (“VIEX”), VIEX Opportunities Fund, LP - Series One, VIEX Opportunities Fund, LP - Series Two, VIEX GP, LLC, VIEX Special Opportunities Fund II, LP, VIEX GP, LLC, VIEX Special Opportunities GP II, LLC and Eric Singer (collectively, and together with each of their Affiliates (as defined in the Agreement) and Associates (as defined in the Agreement), the “Investors”). Pursuant to the Agreement, the Company has agreed:

(i)
to take such actions as are necessary to (a) cause the resignations of Sid Ganis and Jonathan Visbal from the board of directors of the Company (the “Board”), effective immediately, (b) increase the size of the Board by one director and (c) appoint each of Stephen Domenik, Franz Fink and Eric Singer (each, a “VIEX Designee” and, collectively, the “VIEX Designees”) as new members of the Board to fill the resulting vacancies, effective March 9, 2020, with terms expiring at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”);

(ii)	to hold its 2020 Annual Meeting no later than June 30, 2020;

(iii)
to nominate, recommend and solicit proxies in favor of, the VIEX Designees for election as directors at the 2020 Annual Meeting with terms expiring at the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”) and until their successors are duly elected and qualified;

(iv)
to, on the date of the Agreement, form a strategy committee to review, evaluate and make recommendations to the Board regarding the Company’s corporate strategy, capital allocation, cost structure, business opportunities and related matters (the “Strategy Committee”);

(v)
to, during the period from the date of the Agreement until the day that is 30 calendar days prior to the deadline for the submission of stockholder nominations of directors and business proposals for the 2021 Annual Meeting (the “Restricted Period”), not increase the size of the Board beyond (8) members;

(vi)	to appoint Stephen Domenik, William Martin and Eric Singer to the Strategy Committee for the Restricted Period;

(vii)	to appoint Messrs. Domenik and Singer to the Compensation Committee of the Board (the “Compensation Committee”);

(viii)	that, during the Restricted Period, the Compensation Committee will consist of no more than three members and William Martin will serve as the chairperson thereof;

(ix)	to appoint at least one VIEX Designee to each of the Board’s other committees; and

(x)
to reimburse VIEX an amount equal to $200,000 for its fees and expenses incurred in connection with the nomination of candidates for membership on the Board, the preparation of proxy materials and other communications, the negotiation and execution of the Agreement and all other activities related thereto.

Under the terms of the Agreement, the Investors have agreed to certain standstill provisions with respect to the Investors’ actions with regard to the Company and its common stock for the duration of the Restricted Period.
During the Restricted Period, at each annual or special meeting of Company’s stockholders or action by written consent, the Investors will:

(i)	cause all voting securities that are beneficially owned by them to be present for quorum purposes, if applicable;

(ii)
vote, or cause to be voted, all voting securities beneficially owned by them in a manner consistent with the recommendation of the Board; provided, that (a) if, as of the date of the 2020 Annual Meeting, Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”) both recommend a vote “against” or “abstain” on any proposal presented at the 2020 Annual Meeting (other than any proposal relating to the election or removal of directors), then the Investors will be permitted to vote in accordance with the ISS and Glass Lewis recommendations on that proposal; and

(iii)
the Investors will have the right to vote in their sole discretion with respect to any merger, acquisition, recapitalization, restructuring, disposition, distribution, spin-off, asset sale, joint venture or other business combination involving the Company.

The foregoing description of the Agreement is qualified in its entirely by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

In connection with the Agreement, effective March 8, 2020, Jonathan Visbal and Sid Ganis resigned as directors of the Company and all committees of the Board on which they serve. Messrs. Visbal’s and Ganis’ resignations were not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

(d)

On March 9, 2020, the Board increased the size of the Board from seven directors to eight directors appointed the VIEX Designees to each serve as Directors of the Company until the 2020 Annual Meeting.
On March 9, 2019, the Board appointed Stephen Domenik, William Martin and Eric Singer to serve as members of the Strategy Committee and Messrs. Domenik and Singer to serve as members of the Compensation Committee.
As a result of the appointments described above:

(i)	the Strategy Committee consists of the Stephen Domenik, William Martin and Eric Singer; and

(ii)	the Compensation Committee consists of William Martin (Chairperson), Stephen Domenik and Eric Singer.

The information set forth in Item 1.01 above is incorporated by reference into this Item 5.02(d).
In accordance with the Company’s non-employee director compensation policy, as disclosed in the Company’s proxy statement for the 2019 annual meeting of stockholders, each of the VIEX Designees will receive: (i) an annual retainer fee of $25,000; (ii) an initial grant of restricted stock awards having a value equal to $125,000 on the date of the previous annual shareholder meeting, prorated based on the number of days since the previous annual shareholder meeting, 100% of which will vest on the first anniversary of the grant date; and (iii) an annual grant of restricted stock awards having a value equal to $125,000 on the date of the annual shareholder meeting, 100% of which will vest on the first anniversary of the grant date.

The VIEX Designees will also be executing the Company’s standard form of indemnification agreement.

Item 7.01     Regulation FD Disclosure

On March 5, 2020, the Company issued a press release announcing the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Exhibit 99.1 in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
10.1	Letter Agreement, dated as of March 5, 2020, by and between the Company and VIEX
99.1	Press Release, dated as of March 5, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION
Date:	March 9, 2020	By:	/s/ MIKE OKADA
Mike Okada
General Counsel